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                                                                     EXHIBIT 5.1

                                                  DAVIS, MALM & D'AGOSTINE, P.C.
                                                                ONE BOSTON PLACE
                                                                BOSTON, MA 02108
                                                               TEL. 617-367-2500

                                August 31, 2005


Clean Harbors, Inc. and the
   Guarantors listed on Exhibit A
1501 Washington Street
Braintree, MA  02184

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         You are seeking to register under the Securities Act of 1933, as amended, $150,000,000 principal amount of 11 1/4% Senior Secured Notes due 2012 (the "New Notes") of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), and the related Guarantees of the Company's subsidiaries (the "Guarantors") which are listed as Registrant Guarantors in the Registration Statement on Form S-4 (File No. 333-126193) which you have filed with the Securities and Exchange Commission (the "Commission"). Such Registration Statement, as amended by Amendment No. 1 thereto and as it may hereafter be further amended, is referred to hereafter as the "Registration Statement", and the form of prospectus included in, or filed under, the Registration Statement is referred to hereafter as the "Prospectus." The New Notes and the Guarantees (collectively, the "New Securities") will be issued under the Indenture dated as of June 30, 2004 (the "Indenture") among the Company, the Guarantors and U.S. Bank National Association, as Trustee. As described in the Prospectus, you propose to offer the New Securities to the holders of the Company's $150,000,000 principal amount of outstanding 11 1/4% Senior Secured Notes due 2012 (the "Old Notes") in exchange for the Old Notes and the related guarantees of the Guarantors (collectively, the "Old Securities"). You have requested that we furnish to you an opinion as to the legality and enforceability of the New Securities, which opinion will be filed as an Exhibit to the Registration Statement.

         We have examined the Old Securities, the proposed form of the New Securities, the Indenture, the organization documents of the Company and the Guarantors, as amended, copies of votes of the Boards of Directors (or equivalent managers) of the Company and the Guarantors, the Registration Statement and the Exhibits thereto, and such other documents as we deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

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Clean Harbors, Inc. and the
  Guarantors listed on Exhibit A
August 31, 2005
Page 2

         As to certain factual matters relevant to this opinion, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Guarantors and certificates of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and we do not express any opinion as to matters of fact that might have been disclosed by independent verification. In rendering our opinion set forth below, we have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons,
(iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the New Securities will conform to that included in the Indenture, and (vi) the due authorization, execution and delivery of the Indenture by the Trustee and of the exchange documentation described in the Prospectus by the holders of the Old Securities.

         Based upon and subject to the foregoing, we are of the opinion that, upon (i) the issuance of an appropriate order by the Commission allowing the Registration Statement to become effective and (ii) due execution of the New Securities by the Company and the Guarantors, due authentication thereof by the Trustee in accordance with the Indenture, and issuance and delivery thereof in exchange for the Old Securities as contemplated by the Registration Statement, the New Securities will be validly issued and will constitute legally binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms subject to (a) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, usury, fraudulent conveyance and other laws relating to or affecting the rights and remedies of creditors generally, (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and (c) concepts of good faith and fair dealing, materiality and reasonableness. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

          We are providing this opinion to you for your use in connection with the Registration Statement and the transactions contemplated by the Registration Statement, and this opinion may

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Clean Harbors, Inc. and the
  Guarantors listed on Exhibit A
August 31, 2005
Page 3

not be used or relied upon by any other person or for any other purpose without our express written consent, except that you may file a copy of this opinion with the Commission as an Exhibit to the Registration Statement as described below. The only opinion rendered by us consists of those matters set forth in the preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

         We hereby consent that this opinion may be filed as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                         Very truly yours,

                                         DAVIS, MALM & D'AGOSTINE, P.C.


                                         By:      /S/ C. MICHAEL MALM
                                            ------------------------------------
                                                  C. Michael Malm,
                                                  Managing Director
CMM/JDC

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Clean Harbors, Inc. and the
  Guarantors listed on Exhibit A
August 31, 2005
Page 4
                                    Exhibit A

Altair Disposal Services, LLC                   Clean Harbors (Mexico), Inc.
Baton Rouge Disposal, LLC                       Clean Harbors of Baltimore, Inc.
Bridgeport Disposal, LLC                        Clean Harbors of Braintree, Inc.
CH International Holdings, Inc.                 Clean Harbors of Connecticut, Inc.
Clean Harbors Andover, LLC                      Clean Harbors of Natick, Inc.
Clean Harbors Antioch, LLC                      Clean Harbors of Texas, LLC
Clean Harbors Aragonite, LLC                    Clean Harbors Pecatonica, LLC
Clean Harbors Arizona, LLC                      Clean Harbors Plaquemine, LLC
Clean Harbors Baton Rouge, LLC                  Clean Harbors PPM, LLC
Clean Harbors BDT, LLC                          Clean Harbors Reidsville, LLC
Clean Harbors Buttonwillow, LLC                 Clean Harbors San Jose, LLC
Clean Harbors Chattanooga, LLC                  Clean Harbors Services, Inc.
Clean Harbors Coffeyville, LLC                  Clean Harbors Tennessee, LLC
Clean Harbors Colfax, LLC                       Clean Harbors Westmorland, LLC
Clean Harbors Deer Park, L.P.                   Clean Harbors White Castle, LLC
Clean Harbors Deer Trail, LLC                   Crowley Disposal, LLC
Clean Harbors Disposal Services, Inc.           Disposal Properties, LLC
Clean Harbors Environmental Services, Inc.      GSX Disposal, LLC
Clean Harbors Financial Services Company        Harbor Industrial Services Texas, L.P.
Clean Harbors Florida, LLC                      Harbor Management Consultants, Inc.
Clean Harbors Grassy Mountain, LLC              Hilliard Disposal, LLC
Clean Harbors Kansas, LLC                       Murphy's Waste Oil Service, Inc.
Clean Harbors Kingston Facility                 Northeast Casualty Real Property, LLC
Corporation                                     Roebuck Disposal, LLC
Clean Harbors LaPorte, L.P.                     Sawyer Disposal Services, LLC
Clean Harbors Laurel, LLC                       Service Chemical, LLC
Clean Harbors Lone Mountain, LLC                Spring Grove Resource Recovery, Inc.
Clean Harbors Lone Star Corp.                   Tulsa Disposal, LLC
Clean Harbors Los Angeles, LLC